                      PURCHASE AND CONTRIBUTION AGREEMENT


                           Dated as of June 30, 1999


                                     among

                         THE ORIGINATORS NAMED HEREIN



                      IMPERIAL SECURITIZATION CORPORATION


                                      and



                          IMPERIAL DISTRIBUTING, INC.

                               TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I

                     AGREEMENT TO PURCHASE AND CONTRIBUTE

        1.1.  Agreement to Purchase and Sell                                2
        1.2.  Timing of Purchases                                           3
        1.3.  Consideration for Purchases                                   3
        1.4.  Purchase and Sale Termination Date                            3
        1.5.  Intention of the Parties                                      3


                                  ARTICLE II

                         CALCULATION OF PURCHASE PRICE

        2.1.  Calculation of Purchase Price                                 4


                                  ARTICLE III

                         CONTRIBUTION OF RECEIVABLES;
                           PAYMENT OF PURCHASE PRICE

        3.1.  Contribution of Receivables                                   5
        3.2.  Initial Purchase Price Payment                                5
        3.3.  Subsequent Purchase Price Payments                            5
        3.4.  Settlement as to Specific Receivables                         6
        3.5.  Reconveyance of Receivables                                   7


                                  ARTICLE IV

                            CONDITIONS OF PURCHASES

        4.1.  Conditions Precedent to Initial Purchase                      7
        4.2.  Certification as to Representations and
               Warranties                                                   9

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

        5.1.  Organization and Good Standing                                9
        5.2.  Due Qualification                                             9
        5.3.  Power and Authority; Due Authorization                        9
        5.4.  Valid Sale or Contribution; Binding
               Obligations                                                 10
        5.5.  No Violation                                                 10
        5.6.  Proceedings                                                  10
        5.7.  Bulk Sales Act                                               11
        5.8.  Government Approvals                                         11
        5.9.  Financial Condition                                          11
        5.10.  Margin Regulations                                          11
        5.11.  Quality of Title                                            11
        5.12.  Accuracy of Information                                     12
        5.13.  Offices                                                     12
        5.14.  Trade Names                                                 12
        5.15.  Taxes                                                       12
        5.16.  Licenses and Labor Controversies                            13
        5.17.  Compliance with Applicable Laws                             13
        5.18.  Reliance on Separate Legal Identity                         13
        5.19.  Purchase Price                                              13
        5.20.  Certain Definitions                                         13


                                  ARTICLE VI

                          COVENANTS OF THE ORIGINATOR

        6.1.  Affirmative Covenants                                        15
        6.2.  Reporting Requirements                                       17
        6.3.  Negative Covenants                                           17


                                  ARTICLE VII

                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                          RESPECT OF THE RECEIVABLES

        7.1.  Rights of the Company                                        19
        7.2.  Responsibilities of Originator                               19
        7.3.  Further Action Evidencing Purchases                          19
        7.4.  Application of Collections                                   20

                                 ARTICLE VIII

                     PURCHASE AND SALE TERMINATION EVENTS

        8.1.  Purchase and Sale Termination Events                         20
        8.2.  Remedies                                                     22


                                  ARTICLE IX

                                INDEMNIFICATION

        9.1.  Indemnities by the Originator                                22


                                   ARTICLE X

                                 MISCELLANEOUS

        10.1.  Amendments, etc                                             24
        10.2.  Notices, etc                                                24
        10.3.  No Waiver; Cumulative Remedies                              25
        10.4.  Binding Effect; Assignability                               25
        10.5.  Governing Law                                               25
        10.6.  Costs, Expenses and Taxes                                   25
        10.7.  Submission to Jurisdiction                                  25
        10.8.  Waiver of Jury Trial                                        26
        10.9.  Captions and Cross References; Incorporation by
                Reference                                                  26
        10.10. Execution in Counterparts                                   26
        10.11. Acknowledgment and Agreement                                26


                                   SCHEDULES

SCHEDULE 5.13  Office Locations

SCHEDULE 5.14  Trade Names

                                   EXHIBITS

EXHIBIT A      Form of Purchase Report

EXHIBIT B      Form of Company Note

EXHIBIT C      Form of Opinion of Originator's Counsel

                      PURCHASE AND CONTRIBUTION AGREEMENT


        THIS PURCHASE AND CONTRIBUTION AGREEMENT (this "Agreement"), dated as of June 30, 1999, is between IMPERIAL DISTRIBUTING, INC. ("IDI"), a Delaware corporation, as the initial Servicer, DIAMOND CRYSTAL SPECIALTY FOODS, INC. ("Diamond"), a Michigan corporation, as an Originator, DIAMOND CRYSTAL BRANDS, INC. ("Diamond Crystal"), a Delaware corporation, as an Originator, WHOLESOME FOODS, LLC ("Wholesome"), a Florida limited liability company, as an Originator, HOLLY SUGAR CORPORATION ("Holly"), a New York corporation, as an Originator, MICHIGAN SUGAR COMPANY ("Michigan"), a Michigan corporation, as an Originator, GREAT LAKES SUGAR COMPANY ("Great Lakes"), an Ohio corporation, as an Originator, IMPERIAL-SAVANNAH, L.P. ("I-S"), a Delaware limited partnership, as an Originator, and KING PACKAGING CO., INC., ("King"), a Georgia corporation, as an Originator, (Diamond, Diamond Crystals, Wholesome, Holly, Michigan, Great Lakes, I-S and King are herein collectively called the "Originators" and individually called an "Originator"), and IMPERIAL SECURITIZATION CORPORATION, a Delaware corporation (the "Company").

                                  Definitions

        Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement") among IDI, Imperial Sugar Company ("Imperial"), the Company, Fairway Finance Corporation, as Purchaser (the "Purchaser"), and Nesbitt Burns Securities Inc., as agent for the Purchaser (to Seller with its successors and assigns, the "Agent").

                                   Background

        1. The Company is a special purpose corporation, all of the capital stock of which is wholly-owned by Holly.

        2. In order to finance their respective businesses, the Originators wish to sell certain Receivables and Related Rights from time to time to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase such Receivables and Related Rights from the Originators.

        3. The Company intends to sell to the Purchaser an undivided variable percentage interest in its Receivables and Related Rights pursuant to the Receivables Purchase Agreement in order to finance its purchases of certain Receivables and Related Rights hereunder.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                     AGREEMENT TO PURCHASE AND CONTRIBUTE


     1.1. Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement (including Article IV), and in consideration of the Purchase Price, each Originator agrees to sell to the Company, and does hereby sell to the Company, severally and for itself alone, and the Company agrees to purchase from each Originator, and does hereby purchase from each Originator, without recourse and without regard to collectibility, all of such Originator's right, title and interest in and to:

     (a) each Receivable of such Originator that existed and was owing to such Originator as of the close of Originator's business on June 30, 1999 Closing Date") (other than the Receivables and Related Rights contributed by such Originator to the Company pursuant to Section 3.1 (the "Contributed Receivables"));

     (b) each Receivable created or originated by such Originator from the close of such Originator's business on the Closing Date to and including the Purchase and Sale Termination Date;

     (c)   all rights to, but not the obligations under, all Related Security;

     (d)   all monies due or to become due with respect to any of the foregoing;

     (e)   all books and records related to any of the foregoing; and

     (f) all proceeds thereof (as defined in the UCC) received on or after the date hereof including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments, if any, that such Originator or the Servicer (if other than such Originator) applies in the ordinary course of its business to amounts owed in respect of any Receivable).

     All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of each Originator set forth in this Agreement and each other Transaction Document. The Company's foregoing commitment to purchase such Receivables and the proceeds and rights described in subsections (c) through (f) of this Section 1.1 (collectively, the "Related Rights") is herein called the "Purchase Facility."

     1.2.  Timing of Purchases.

     (a) Closing Date Purchases. Each Originator's entire right, title and interest in (i) each Receivable that existed and was owing to Originator as of the close of such Originator's business on the Closing Date, (other than Contributed Receivables), (ii) all Related Rights with respect thereto shall be deemed to have been sold to the Company on the Closing Date.

     (b) Regular Purchases. After the Closing Date, each Receivable created or originated by an Originator and described in Section 1.1(b) hereof and all Related Rights shall be purchased and owned by the Company (without any further action) upon the creation or origination of such Receivable.

     1.3. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to the respective Originators, and to reflect all contributions, in accordance with Article III.

     1.4. Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earlier to occur of (a) the date of the termination of this Agreement pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which the Originators shall have given notice to the Company that the Originators desire to terminate this Agreement.

     As used herein, "Payment Date" means (i) the Closing Date and (ii) each Business Day thereafter that an Originator is open for business.

     1.5. Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by each Originator to the Company, as contemplated by this Agreement be, and be treated as, sales or contributions, as applicable, and not as secured loans secured by the Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, such Originator hereby grants to the Company a first priority security interest in all of such Originator's right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of such Originator's obligations hereunder.

                                  ARTICLE II

                         CALCULATION OF PURCHASE PRICE

     2.1. Calculation of Purchase Price. On each Servicer Report Date, the Servicer shall deliver to the Company, the Agent and each Originator a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the matters set forth therein and the Company's purchases of Receivables from Originator

     (a) that are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

     (b) that were made during the period commencing on the Servicer Report Date immediately preceding such Servicer Report Date to (but not including) such Servicer Report Date (in the case of each subsequent Purchase Report).

     The "Purchase Price" (to be paid to each Originator in accordance with the terms of Article III) for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

     PP    =   OB X FMVD

     where:

     PP    =   Purchase Price for each Receivable as calculated on the
               relevant Payment Date.

     OB    =   the Outstanding Balance of such Receivable.

     FMVD  =   Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of
               (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, and (B) a fraction, the numerator of which is the Average Maturity
               (calculated as of the last day of the calendar month next preceding such Payment Date) and the denominator of which is 365.

     "Prime Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal or such other publication as determined by the Agent in its sole discretion.

                                  ARTICLE III

                         CONTRIBUTION OF RECEIVABLES;
                           PAYMENT OF PURCHASE PRICE

     3.1. Contribution of Receivables. On the Closing Date, Holly shall, and hereby does, contribute to the capital of the Company, Receivables and Related Rights with respect thereto consisting of each Receivable of Imperial that existed and was owing to Holly on the Closing Date, beginning with the oldest of such Receivables and continuing chronologically thereafter, and all or an undivided interest in the most recent of such contributed Receivables such that the aggregate Outstanding Balance of all such contributed Receivables shall be equal to $6,689,000.

     3.2. Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date, partially in cash in the amount of the proceeds of the Purchase made by the Purchaser on the Closing Date under the Receivables Purchase Agreement, and partially by issuing a promissory note in the form of Exhibit B to such Originator with an initial principal balance equal to the remaining Purchase Price (as each such promissory note, as it may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "Company Note").

     3.3. Subsequent Purchase Price Payments. On each Business Day falling after the Closing Date and on or prior to the Purchase and Sale Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables generated by such Originator to the Company on such Business Day, in cash, to the extent provided under Section 1.2 of the Receivables Purchase Agreement, and to the extent any of such Purchase Price remains unpaid, such remaining portion of such Purchase Price shall be paid by means of an automatic increase to the outstanding principal amount of the Company Note issued to such Originator.

     Servicer shall make all appropriate record keeping entries with respect to the Company Notes or otherwise to reflect the foregoing payments and to reflect adjustments pursuant to Section 3.4, and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on any Company Note at any time. Furthermore, Servicer shall hold the Company Notes for the benefit of the Originators, and all payments under the Company Notes shall be made to the Servicer for the account of the applicable payee thereof. Each Originator hereby irrevocably authorizes Servicer to mark the Company Notes "CANCELLED" and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

     3.4.  Settlement as to Specific Receivables  and Dilution.

     (a) If on the day of purchase or contribution of any Receivable from any Originator hereunder, any of the representations or warranties set forth in
Section 5.4 or 5.11 of such Originator is not true with respect to such Receivable or as a result of any action or inaction of such Originator, on any day any of such representations or warranties set forth in Section 5.4 or 5.11 is no longer true with respect to such a Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Receivable (the "Contributed Value")) with respect to such Receivables shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in subsection (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver funds to such Originator.

     (b) If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased (or contributed) hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Company or the Servicer or any offset, setoff or dispute between such Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of such Originator), then the Purchase Price or the Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in subsection (c) below.

     (c) Any reduction in the Purchase Price (or Contributed Value) of any Receivable pursuant to subsection (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

           (i) shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso, or

           (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator to the extent permitted under clause (o) of Exhibit IV of the Receivables Purchase Agreement;

provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into the Collection Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

     (d) Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables previously generated by each Originator (including the Contributed Receivables), a calculation of the aggregate reductions described in subsection (a) or (b) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Closing Date, the books of Originator).

     3.5. Reconveyance of Receivables. In the event that Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to
Section 3.4, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens created by the Company.


                                  ARTICLE IV

                            CONDITIONS OF PURCHASES

     4.1. Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form, substance and date satisfactory to the Company:

     (a) A copy of the resolutions of the Board of Directors of each Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of each Originator;

     (b) Good standing certificates for each Originator issued as of a recent date acceptable to Servicer by the Secretary of State of the jurisdiction of such Originator's incorporation and the jurisdiction where such Originator's chief executive office is located;

     (c) A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Originator's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Company and Servicer (if other than such Originator) may conclusively rely until such time as the Company and the Servicer shall receive from such Originator a revised certificate meeting the requirements of this subsection (c));

     (d) The articles of incorporation of each Originator, duly certified by the Secretary of State of the jurisdiction of such Originator's incorporation as of a recent date acceptable to Servicer, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;

     (e) Copies of the proper financing statements (Form UCC-1) that have been duly executed and name each Originator as the assignor and the Company as the assignee (and Purchaser as assignee of the Company) of the Receivables generated by such Originator and Related Rights or other, similar instruments or documents, as may be necessary or, in Servicer's or the Agent's opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and Related Rights in which an ownership interest may be assigned to it hereunder;

     (f) A written search report from a Person satisfactory to Servicer and the Agent listing all effective financing statements that name each Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (e), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e), shall cover any Receivable or any Related Right), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Agent showing no evidence of such liens filed against such Originator;

     (g) Favorable opinion of (i) Baker and Botts, L.L.P., special counsel to each Originator and (ii) local counsel to each Originator, in the forms of Exhibit C;

     (h) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's satisfaction; and

     (i) A certificate from an officer of each Originator to the effect that Servicer and each Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO IMPERIAL SECURITIZATION CORPORATION PURSUANT TO A PURCHASE AND CONTRIBUTION AGREEMENT, DATED AS OF JUNE 30, 1999, AS AMENDED, AMONG IMPERIAL DISTRIBUTING, INC., THE ORIGINATORS NAMED THEREIN AND IMPERIAL SECURITIZATION CORPORATION; AND AN UNDIVIDED, FRACTIONAL OWNERSHIP INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN SOLD TO FAIRWAY FINANCE CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF JUNE 30, 1999, AS AMENDED, AMONG IMPERIAL SECURITIZATION CORPORATION, IMPERIAL DISTRIBUTING, INC., AS SERVICER, IMPERIAL SUGAR COMPANY, AS PERFORMANCE GUARANTOR, FAIRWAY FINANCE CORPORATION AND NESBITT BURNS SECURITIES INC.

     4.2. Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights)generated by such Originator, shall be deemed to have certified that the representations and warranties contained in

Article V are true and correct on and as of such day, with the same effect as though made on and as of such day (except to the extent relating to an earlier date).


                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

     In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, each Originator, hereby makes with respect to itself the representations and warranties set forth in this
Article V.

     5.1. Organization and Good Standing. Such Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

     5.2. Due Qualification. Such Originator is duly licensed or qualified to do business as a foreign corporation in good standing in the jurisdiction where its chief executive office and principal place of business are located and in all other jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification and (b) the failure to be so licensed or qualified would reasonably be expected to have a Material Adverse Effect.

     5.3. Power and Authority; Due Authorization. Such Originator has (a) all necessary corporate power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party, and (ii) to generate, own, sell, contribute and assign Receivables and Related Rights on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

     5.4. Valid Sale or Contribution; Binding Obligations. Each sale or contribution, as the case may be, of Receivables and Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale or contribution, as the case may be, transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, Originator; and this Agreement constitutes, and each other Transaction Document to be signed by such Originator, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of such Originator, enforceable in accordance with its terms; except in each case as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     5.5. No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) such Originator's certificate of incorporation or by-laws, or (ii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

     5.6. Proceedings. There is no litigation or, to any Originator's knowledge, any proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the sale or contribution of Receivables and Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

     5.7. Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     5.8. Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in
Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for any Originator's due execution, delivery and performance of any Transaction Document to which it is a party, as seller.

     5.9.  Financial Condition.

     (a) On the date hereof, and on the date of each sale of Receivables by Originator to the Company (both before and after giving effect to such sale), each Originator shall be Solvent.

     (b) The consolidated balance sheets of Imperial and its consolidated subsidiaries (including the Originators) as of September 30, 1998, and the related statements of income and shareholders' equity of Imperial and its consolidated subsidiaries (including the Originators) for the fiscal year then ended certified by Imperial's independent accountants, copies of which have been furnished to the Company, present fairly the consolidated financial position of Imperial and its consolidated subsidiaries (including the Originators) for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied; and since such date no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

     5.10. Margin Regulations. No use of any funds acquired by any Originator under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

     5.11. Quality of Title.

     (a) Each Receivable (together with the Related Rights) which is to be sold or contributed to the Company hereunder is or shall be owned by each Originator, free and clear of any Adverse Claim. Whenever the Company makes a purchase, or accepts a contribution, hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by such Originator and all Collections related thereto, and in such Originator's entire right, title and interest in and to the other Related Rights with respect thereto.

     (b) No effective financing statement or other instrument similar in effect covering any Receivable generated by any Originator or any right related to any such Receivable is on file in any recording office except such as may be filed in favor of the Company or such Originator, as the case may be, (or except as to the Closing Date only, pursuant to the Credit Agreement, with respect to which proper financing statements necessary to release all security interests have been executed by the secured party thereunder and which shall be in a form satisfactory for filing) in accordance with this Agreement or in favor of the Purchaser in accordance with the Receivables Purchase Agreement.

     (c) Unless otherwise identified to the Company in the related Purchase Report, each Receivable purchased or contributed hereunder is on the date of purchase or contribution an Eligible Receivable.

     5.12. Accuracy of Information. No factual written information furnished or to be furnished in writing by each Originator, to the Company, the Purchaser or the Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other such factual written information hereafter furnished (and prepared) by such Originator, to the Company, the Purchaser, or the Agent pursuant to or in connection with any Transaction Document, taken as a whole, will be inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Company at or prior to such time, or, in the case of estimates, projections and pro forma financial statements, will be based on assumptions believed by the Company in good faith to be reasonable, on the date as of which such information is stated or certified) as of the date as of which such information is dated or certified, or shall contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which any statement therein was made, not materially misleading on the date as of which such information is dated or certified.

     5.13. Offices. Each Originator's principal place of business and chief executive office is located at the address set forth under such Originator's signature hereto, and the offices where such Originator keeps all its books, records and documents evidencing the Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified on Schedule 5.13 (or at such other locations, notified to Servicer and the Agent in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken and completed).

     5.14. Trade Names. Except as disclosed on Schedule 5.14, no Originator uses any trade name other than its actual corporate name. From and after the date that fell five (5) years before the date hereof, no Originator has been known by any legal name other than its corporate name as of the date hereof, nor has any Originator been the subject of any merger or other corporate reorganization except as disclosed on Schedule 5.14.

     5.15. Taxes. Each Originator has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     5.16. Licenses and Labor Controversies.

     (a) No Originator has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect; and

     (b) There are no labor controversies pending against any Originator that have had (or are reasonably likely to have) a Material Adverse Effect.

     5.17. Compliance with Applicable Laws. Each Originator is in compliance, in all material respects, with the requirements of (i) all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts) (excluding with respect to environmental matters which are covered by clause (ii)), and (ii) to the best of its knowledge, all applicable environmental laws, rules, regulations and orders of all governmental authorities.

     5.18. Reliance on Separate Legal Identity. Each Originator is aware that Purchaser and the Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from such Originator.

     5.19. Purchase Price. The purchase price payable by the Company to each Originator hereunder is intended by such Originator and Company to be consistent with the terms that would be obtained in an arm's length sale. The Servicer's Fee payable to the Servicer is intended to be consistent with terms that would be obtained in an arm's length servicing arrangement.

     5.20. Certain Definitions. With respect to this Agreement, the terms "Material Adverse Effect" and "Solvent" are defined as follows:

           "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

           (i)   the business, assets, financial condition of any Originator;

           (ii) the ability of any Originator or the Servicer (if it is such Originator) to perform its obligations under the Receivables Purchase Agreement or any other Transaction Document to which it is a party or the performance of any such obligations;

           (iii) the validity or enforceability of the Receivables Purchase Agreement or any other Transaction Document;

           (iv) with respect to the Purchase and Contribution Agreement, the status, existence, perfection, priority or enforceability of Company's interest in the Receivables or Related Rights; or

           (v)   the validity or enforceability of the Receivables.

           "Solvent" means, with respect to any Person at any time, a condition under which:

          (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

           (ii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

           (iii) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

           (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

           (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

           (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; an d

           (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's length transaction in an existing and not theoretical market.


                                  ARTICLE VI

                         COVENANTS OF THE ORIGINATORS

     6.1. Affirmative Covenants. From the date hereof until the first day following the Final Payout Date, each Originator will, unless the Company and the Agent shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Receivables generated by it and the related Contracts and other agreements related thereto.

     (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

     (c) Receivables Review. (i) At any time and from time to time (but not more than twice during the term of this Agreement so long as no Termination Event has occurred and is continuing) during regular business hours, upon reasonable prior notice, permit the Company and/or the Agent, or their respective agents or representatives, (A) to examine, to audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of each Originator relating to the Receivables and Related Rights, including, without limitation, the Contracts and other agreements related thereto, and (B) to visit such Originator's offices and properties for the purpose of examining such materials described in the foregoing clause (A) and discussing matters relating to the Receivables and Related Rights or such Originator's performance hereunder with any of the officers or employees of such Originator having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on request of the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of its books and records with respect to the Receivables and Related Rights.

     (d) Keeping of Records and Books of Account. Maintain an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof.

     (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the related Contracts and all other agreements related to the Receivables and Related Rights.

     (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables and Related Rights, at the address(es) referred to in
Schedule 5.13 or, upon 30 days' prior written notice to the Company and the Agent, at such other locations in jurisdictions where all action required by
Section 7.3 shall have been taken and completed.

     (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables and the related Contracts.

     (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order that:

           (i) the Company's operating expenses (other than certain organization expenses and expenses incurred in connection with the preparation, negotiation and delivery of the Transaction Documents) will not be paid by any Originator;

           (ii) the Company's books and records will be maintained separately from those of any Originator;

           (iii) all financial statements of any Originator that are consolidated to include the Company will contain detailed notes clearly stating that (A) all of the Company's assets are owned by the Company, and
     (B) the Company is a separate entity with creditors who have received interests in the Company's assets;

           (iv) Each Originator will strictly observe corporate formalities in its dealing with the Company;

           (v) Each Originator shall not commingle its funds with any funds of the Company;

           (vi) Each Originator will maintain arm's length relationships with the Company, and such Originator will be compensated at market rates for any services it renders or otherwise furnishes to the Company; and

           (vii) Each Originator will not be, and will not hold itself out to be, responsible for the debts of the Company or the decisions or actions in respect of the daily business and affairs of the Company.

     (i) Post Office Boxes. Within 30 days after the date hereof, deliver to the Agent (with a copy for Purchaser) a certificate from an authorized officer of each Originator to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed have been changed to the name of the Company (unless such post office boxes are in the name of the relevant Lock-Box Banks) and (ii) all relevant postmasters have been notified that each of Servicer and the Agent are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lock-Box Banks).

     6.2. Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator shall, unless the Agent and the Company shall otherwise consent in writing, furnish to the Company and the Agent:

     (a) Proceedings. As soon as possible and in any event within three Business Days after such Originator has knowledge thereof, written notice to the Company and the Agent of (i) all pending proceedings and investigations of the type described in Section 5.6 not previously disclosed to the Company and/or the Agent and (ii) all material adverse developments that have occurred with respect to any previously disclosed proceedings and investigations.

     (b) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables, the Related Rights or such Originator's performance hereunder that the Company or the Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Agent or any other Affected Party under or as contemplated by the Transaction Documents.

     6.3. Negative Covenants. From the date hereof until the date following the Final Payout Date, each Originator agrees that, unless the Agent and the Company shall otherwise consent in writing, it shall not:

     (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract, Collections or Related Security, or any interest therein, or assign any right to receive income in respect thereof.

     (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement or in accordance with the Credit and Collection Policy, extend, amend or otherwise modify the terms of any Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

     (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, materially change the credit standing required of particular Obligors or potential Obligors or impair, in any material respect, the collectibility of the Receivables generated by it.

     (d) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable
UCC) unless such "instrument" or "chattel paper" shall be delivered to the Company (which in turn shall deliver the same to the Purchaser (or the Agent on its behalf)).

     (e) Mergers, Acquisitions, Sales, etc. Merge or consolidate with another Person (except pursuant to a merger or consolidation involving two or more Originators where an Originator is the surviving corporation), or convey, transfer, lease or otherwise dispose of (whether in one or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), other than pursuant to this Agreement.

     (f) Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections or add or terminate any Lock-Box Bank unless the requirements of clause (i) of Exhibit IV of the Receivables Purchase Agreement have been met.

     (g) Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and Related Security by any Originator to the Company.

     (h) Transaction Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of any Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents.

                                 ARTICLE VII

                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                          RESPECT OF THE RECEIVABLES

     7.1. Rights of the Company. Each Originator hereby authorizes the Company and the Servicer or their respective designees to take any and all steps in such Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables and Related Rights, including, without limitation, endorsing such Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

     7.2. Responsibilities of Originator. Anything herein to the contrary notwithstanding:

     (a) Each Originator agrees, to direct, and hereby grants to each of the Company and the Agent the authority to direct, all Obligors to make payments of Receivables directly to a Lock-Box Account at a Lock-Box Bank. Each Originator further agrees to transfer any Collections that it receives directly, to Servicer (for deposit to such a Lock-Box Account) within three Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company.

     (b) Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

     (c) None of the Company, Servicer, Purchaser or the Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, Servicer, Purchaser or the Agent be obligated to perform any of the obligations of any Originator thereunder.

     (d) Each Originator hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable or Related Right.

     7.3. Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company or Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables (and the Related Rights) purchased by, or contributed to, the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, each Originator will:

     (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

     (b) mark the summary master control data processing records with the legend set forth in Section 4.1(i).

Each Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables (and the Related Rights) now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by such nonperforming Originator as provided in Section 9.1.

     7.4. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company or the Agent, be applied after a Termination Day first, as a Collection of any Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.


                                 ARTICLE VIII

                     PURCHASE AND SALE TERMINATION EVENTS

     8.1. Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

     (a) The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or

     (b) Any Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for one Business Day after notice; or

     (c) Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; or

     (d) Any Originator shall fail to perform or observe in any material respect any agreement contained in any of Sections 6.1(h) or 6.3; or

     (e) Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by Servicer, the Agent or the Company to Originator; or

     (f) (i) Any Originator or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Originator or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for all or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 30 days; or any Originator or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this
Section 8.1(f);

     (g) A contribution failure shall occur with respect to any benefit plan sufficient to give rise to a lien under Section 302(f) of ERISA, or the Internal Revenue Service shall, or shall indicate its intention in writing to any Originator to, file notice of a lien asserting a claim or claims pursuant to the Code with regard to any of the assets of such Originator, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to such Originator or an ERISA Affiliate to, either file notice of a lien asserting a claim pursuant to ERISA with regard to any assets of such Originator or an ERISA Affiliate or terminate any benefit plan that has unfunded benefit liabilities; or

     (h)   The Internal Revenue Service shall file notice of a lien pursuant to
Section 6373 of the Internal Revenue Code with regard to any of assets of any Originator and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of such Originator.

     8.2.  Remedies.

           (i) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company (and not Servicer) shall have the option by notice to each

     Originator (with a copy to the Agent) to declare the Purchase and Sale Termination Date to have occurred.

           (ii) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to this Section 8.2, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of the Purchase and Sale Termination Date shall not deny the Company any remedy in addition to termination of the Purchase Facility to which the Company may be otherwise appropriately entitled, whether at law or equity.


                                  ARTICLE IX

                                INDEMNIFICATION

     9.1. Indemnities by the Originators. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Company and each of its assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following (provided that in no event shall amounts indemnified hereunder include amounts payable under any Pool Receivables and remaining unpaid due to the lack of creditworthiness of any Obligor under a Receivable):

     (a) the transfer by such Originator of an interest in any Receivable or Related Right to any Person other than the Company;

     (b) the breach of any representation or warranty made by such Originator under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by Originator pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made (other than with respect to the creditworthiness of any Obligor under a Receivable);

     (c) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by such Originator or the related Contract, or the nonconformity of any Receivable generated by such Originator or the related Contract with any such applicable law, rule or regulation;

     (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by such Originator and Related Rights free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;

     (e) the failure of such Originator to file with respect to itself, or any delay by such Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Originator or Related Rights, whether at the time of any purchase or contribution or at any subsequent time;

     (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable or purported Receivable generated by such Originator (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Receivable or the furnishing of or failure to furnish such goods or services;

     (g) any product liability claim or any other claim involving health or safety issues, arising out of or in connection with goods or services that are the subject of any Receivable;

     (h)   any litigation, proceeding or investigation against Originator;

     (i) any tax or governmental fee or charge (other than any tax excluded pursuant to the proviso below), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase, contribution or ownership of the Receivables or any Related Right connected with any such Receivables; and

     (j) any failure of such Originator to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a Purchase and Sale Indemnified Party, (ii) without limiting provisions of Section 3 any indemnification which has the effect of recourse for non-payment of the Receivables due to credit reasons to any indemnitor and (iii) any tax based upon or measured by net income or gross receipts. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE PURCHASE AND SALE INDEMNIFIED PARTIES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE, REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.

     If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, severally and for itself alone, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law; provided that, notwithstanding the foregoing, in no event shall the Purchased Sale Indemnified Amounts include an obligation (direct or indirect) (i) of any Originator to maintain or preserve the Company's financial condition or to cause the Company to achieve any specified levels of operating results, or (ii) for Holly to subscribe for additional equity interest of the Company.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1. Amendments, etc.

     (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company, the Agent and the Originators (with respect to an amendment) or by the Company (with respect to a waiver or consent by it).

     (b) No failure or delay on the part of the Company, Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, Servicer, or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     10.2. Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     10.3. No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns; provided, however, that no Originator may assign its rights hereunder or any interest herein or delegate its duties hereunder without the prior consent of the Company and the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Purchase and Sale Termination Date on which each Originator has received payment in full for all Receivables and Related Rights purchased pursuant to Section 1.1 hereof. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to
Article V and the indemnification and payment provisions of Article IX and
Section 10.6 shall be continuing and shall survive any termination of this Agreement.

     10.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     10.6. Costs, Expenses and Taxes. In addition to the obligations of the each Originator under Article IX, each Originator agrees to pay on demand:

     (a) all reasonable costs and expenses in connection with the enforcement of this Agreement and the other Transaction Documents; and

     (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     10.7. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 10.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A NONAPPEALABLE FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

     10.8. Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     10.9. Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

     10.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     10.11. Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Purchaser pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which each Originator is a party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                             IMPERIAL SECURITIZATION CORPORATION


                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: President
                                   -----------------------------

                             PO Box 9
                             8016 Highway 90A
                             Sugar Land, TX 77478
                             Attention: Bill Schwer
                             Telephone: (281) 490-9795
                             Facsimile: (281) 490-9881


                             IMPERIAL DISTRIBUTING, INC.
                               as initial Servicer


                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. Vice President
                                   -----------------------------

                             PO Box 9
                             8016 Highway 90A
                             Sugar Land, TX 77478
                             Attention: Bill Schwer
                             Telephone: (281) 490-9795
                             Facsimile: (281) 490-9881




                                      S-1
                                             Purchase and Contribution Agreement

                             ORIGINATORS:


                             DIAMOND CRYSTAL SPECIALITY FOODS, INC.

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. Vice President
                                   -----------------------------

                             10 Burlington Avenue
                             Wilmington, MA 01887-3997
                             Attention: Dave Sharpe
                             Telephone: (978) 658-3131
                             Facsimile: (978) 657-7944


                             DIAMOND CRYSTAL BRANDS, INC.

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. Vice President
                                   -----------------------------

                             3000 Tremont Road, PO Box 9177
                             Savannah, GA 31412
                             Attention: Julie Wynn
                             Telephone: (912) 651-5112
                             Facsimile: (912) 233-1304


                             WHOLESOME FOODS, LLC

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Manager
                                   -----------------------------

                             525 Fentress Blvd., PO Box 2860
                             Daytona, FL 32120-2860
                             Attention: Dalilah Smith
                             Telephone: (904) 258-4708
                             Facsimile: (904) 947-4708


                                      S-2
                                             Purchase and Contribution Agreement

                             HOLLY SUGAR CORPORATION

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. Vice President
                                   -----------------------------

                             PO Box 9
                             8016 Highway 90A
                             Sugar Land, TX 77478
                             Attention: Bill Schwer
                             Telephone: (281) 490-9795
                             Facsimile: (281) 490-9881


                             MICHIGAN SUGAR COMPANY

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. Vice President
                                   -----------------------------

                             4800 Fashion Square Blvd., #300
                             300 Plaza North Building
                             PO Box 1348 (48605)
                             Saginaw, MI 48604
                             Attention: Jim Ruhlman
                             Telephone: (517) 799-7300
                             Facsimile: (517) 799-7310

                             GREAT LAKES SUGAR COMPANY

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. Vice President
                                   -----------------------------

                             1101 North Front Street
                             Fremont, OH 43420
                             Attention: Jim Ruhlman
                             Telephone: (419) 332-9931
                             Facsimile: (419) 332-8803



                                             Purchase and Contribution Agreement

                             IMPERIAL-SAVANNAH, L.P.

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title: Sr. V.P. of General Partner
                                   -----------------------------

                             PO Box 9
                             8016 Highway 90A
                             Sugar Land, TX 77478

                             Attention: Bill Schwer
                             Telephone: (281) 490-9795
                             Facsimile: (281) 490-9881


                             KING PACKAGING CO., INC.

                             By: /s/ W.F. Schwer
                                --------------------------------

                             Name: W.F. Schwer
                                  ------------------------------

                             Title:  Sr. Vice President
                                   -----------------------------

                             407 Sangamore Road, PO Drawer 1197
                             Bremen, GA 30110
                             Attention: Doug Hutchins
                             Telephone: (770) 537-5548
                             Facsimile: (770) 537-2461



                                             Purchase and Contribution Agreement
                                      S-4